UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

ACADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

847 MacEwen Drive, Osprey, Florida 34229
(Address of principal executive offices) (zip code)

(941) 918-0288
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Stock Purchase Agreement

On November 26, 2007, James Donahue, the record holder of 61.24% of the issued and outstanding common stock of Acadia Resources, Inc. (the “Company”), entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) with Carl L. Smith, III, pursuant to which Mr. Donahue agreed to sell to Mr. Smith 4,500,000 shares (the “Shares”) of the Company’s common stock for a purchase price in the aggregate amount of $650,000.  The sale represents a change in control of the Company and the shares acquired by Mr. Smith represent 61.24% of the issued and outstanding capital stock of the Company calculated on a fully-diluted basis.

Prior to the closing, Mr. Smith was not affiliated with the Company.  However, Mr. Smith will be deemed an affiliate of the Company after the closing as a result of his stock ownership interest in the Company.

The Merger Agreement

           On November 27, 2007, Acadia Resources, Inc. (the “Company), Sunovia Solar, Inc., a wholly-owned subsidiary of the Company (“Sunovia Solar”), Sun Energy Solar, Inc. (“Sun Energy”), and Carl L. Smith, III, Richard Craig Hall and Rick St. George, (collectively the “Sun Energy Majority Shareholders), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which closed on November 28, 2007.  Pursuant to the terms of the Merger Agreement, Sun Energy merged with and into Sunovia Solar, which became a wholly-owned subsidiary of the Company (the “Merger”).  In consideration for the merger, the Company issued an aggregate of 58,485,098 shares of common stock to the Sun Energy Majority Shareholders and the other shareholders of Sun Energy at the closing of the merger.

Item 2.01 Completion of Acquisition of Disposition of Assets

As a result of the Merger, we ceased being a shell company as that term is defined in Rule 12b-2 and, through our newly-acquired subsidiary Sunovia Solar, Inc. entered into the business of engineering, developing, marketing and distributing solar powered substrate technology.

Organizational History of Sun Energy

Sun Energy was incorporated on November 9, 2005 under the laws of the State of Delaware for the purpose of commercializing solar products. Sun Energy was originally named Sologic, Inc. On April 25, 2006, the name was changed to Sun Energy Solar. Inc. On December 21, 2005, Sun Energy acquired the patent nights (patent applied for) to No. 60/6 17,263 Titled Substrate “with Light Display”  applied for on September 2, 2005 (provisional was applied in September 2004), from Sparx, Inc., a Florida corporation,  100% owned by Carl L. Smith III, its Chief Executive Officer.

Overview of Our Business

Our initial product lines will consist of a solar substrate product for the highway safety market and a first generation small solar substrate for the advertising industry. The Company has been testing these prototypes and making presentations to various state governmental agencies and large advertising firms to gauge the interest level for these products. Our business has expanded to include the development of full motion software and information products for use within the variable messaging and digital sign sub-field of solar lighting. Presently, several of these products are in various stages of development.

Current Prototype Products

Sales and marketing as well as technology considerations are being used to focus and define our products in even greater detail. Regarding sales and marketing, specific customer requirements are being gathered so that engineering resources can be used in the most effective manner possible. Regarding technology, every effort is being made to separate product development into short term versus long term deployment and to strategically align near term products, whenever possible, with seamless upgrades so that advances in critical technology can advance their performance.

Our solar and lighting products are completed and ready for manufacture. During the process of selling product, customers may make requests such as the color of LED’s. Once we have their specs, we are prepared to manufacture our products, although we may not be able to ship solar products until we receive raw materials.

Speed to market is also critical in our business which is why we pursue the engineering of our products in parallel with the sales and marketing efforts. As a result, we have successfully deployed engineering prototypes for targeted product families. Management believes that this will be successful as it allows sales and marketing to demonstrate tangible representations of the core technologies being developed while gathering inputs from customers on specific products to be sold. In addition, developing core technology modules has enabled us to continue engineering development early in the process and reuse that development within many new products as they are defined.

Our focus and speed to market efforts include the solar sticker and solid state lighting product families. Regarding solar stickers, engineering prototypes for demonstration purposes have been completed. These demonstration units showcase the core technologies within a solar sticker for advertising applications. In addition, the engineering prototypes are modular and can be modified for specific requirements that a customer would need in their application. These customizations would include a change to the graphics for the advertisement, basic shape, and manner in which the lighting is distributed to enhance the advertisement and catch a person’s attention. Also, by allowing the basic functions to be modular, advances in technology such as higher efficiency solar cells and higher capacity batteries can be included within those modules to enhance performance into the future. By using this process, sales and marketing can show potential customers the product concept and put together a set of requirements that targets our largest market spaces while enabling our engineering resources to pursue new product families. One of these new product families is solid state lighting where we have also completed engineering prototypes for demonstration purposes. These prototypes are being presented by our sales and marketing teams to better define our customer base and optimize the utilization of our engineering resources. The solid state lighting designs are also modular so that continuing advances in high power LED performance and power conversion technology can be included increasing the performance of our products.

It is important to note that our engineering prototypes represent a completed design for manufacturing, are currently undergoing testing, and ready to be deployed as products within 120 days as customer requirements are identified.

Below is a more detailed description of the prototypes:

The solar sticker prototypes, which are now complete, are modular so that key components can be put together in various shapes and sizes. Also, the solar cells are housed in a modular enclosure that enables them to be easily replaced with higher efficiency photovoltaics as that technology progresses. The batteries that stone energy for the solar sticker are also modular, so that higher temperature operation can be used to further increase performance as that technology advances. The entire display unit, which enhances a 3”x 10” graphic advertisement with LEDs, is designed to be plugged into the wall via a small plug-in cord and use very little power. In some cases, the display units could use no wall power at all if they were positioned to have direct sunlight during the day. By using this approach, the consumer has guaranteed very energy efficient operation of the product without sunlight and ultra-energy efficient operation with sunlight.

The solid state lighting prototype, which is now complete, is also modular so that key components can be easily put together in new shapes and sizes depending on customer requirements. This product will consume less power than a conventional incandescent light bulb and last longer. Its nearest competition would be a compact fluorescent fixture which has compatible energy efficiency, but also burns out faster than our technology. In this design, the LEDs which produce the light are mounted in a way that enables new LED technology to be implemented. Low cost and managing the heat produced by the LEDs is a critical part of this design. As a result, the heat sinks are placed where the LEDs are mounted using an extrusion process enabling the product to be easily changed to different shapes and sizes depending on customer requirements. Also, the power conversion is inside the unit so that our light fixtures can retrofit and replace, with no further maintenance, many existing light fixtures such as a hallway, closet, security lights, dock lights, porch lights, etc.

While solar stickers and solid state lighting are two product families with engineering prototypes that are ready for deployment, we also have a number of intellectual properties in the incubator stage of development. These concepts are first identified with a provisional patent application and researched for available IP that could be purchased. Three concepts included in the incubator process are Sol AC which emphasizes low installation costs for residential solar, IdentiTag which is an active REID system for asset tracking and identification, Solar Garden which is a unique method for gathering solar energy, and Variable Messaging displays which will be used as an incident management tool for authorities in disaster relief and low infrastructure zones after events such as hurricanes. Other ideas have been identified, but are currently in the process of being evaluated for inclusion in the incubator process.

2008 Commercially Available Products

To date, we have 2 product families that will be available for purchase in 2008. These product families include SolartizementsTM and Solid State Lighting (SSL).

SolartizementsTM are solar powered window displays that look like a solar powered sticker on a solar powered poster. The SolartizementTM products enhance graphic advertisements by adding the element of light animation. These displays are designed to be energy efficient when used with a standard plug-in cord and is energy efficient when the display is positioned so that it has access to sunlight during the day.

In early 2008 we will release the first product in the SolartizementsTM family for sale commercially. The first SolartizementTM product will be the window display product. The dimensions of this product are 15” x 4” and it will include energy efficient Light Emitting Diodes (LEDs) that generate the light animation around the graphics. There are two solar cells, one located on each side of the product to gather solar energy. A wall-plug is also included for powering the product when solar energy is not available. A rechargeable battery is included with the product to stone the solar energy that is captured. The product is designed so that it can accept a standard peel and stick 3” x 10” graphic advertisement or “bumper sticker”. For higher volume customers, the graphic advertisement can be printed directly onto the product during the manufacturing process. The initial SolartizementTM product will be attached to a window by suction cups, which hold the product in place, on by a peel and stick adhesion process. To date, we do not have written purchase orders for this product as it has not been released and pricing for this product will not be finalized until early 2008.

Our Solid State Lighting products include general purpose lighting fixtures and bulb replacements that last up to 50 times longer than standard incandescent light and use less than 1/3rd of the electricity. The enabling technology that is used within these lights is high powered LEDs that produce very efficient lighting while consuming very little power. The proprietary nature of our products is specific to the systems design and heat management.

In early 2008, we will release the first product in our Solid State Lighting family for sale commercially. The first product is a 6” x 6” general purpose lighting fixture that includes all hardware and installation instructions needed to replace an existing light fixture. The product will be available in multiple colors and will operate using standard US or European power. The fixtures produce light levels that are equivalent to a 75 watt light bulb within the targeted applications. The product is ideal for hand to access places like commercial building stair ways, and places where reliability is critical, such as motion activated entrance and exit access points, and hand to access ceilings, to name a few. These products are currently being evaluated by potential customers in the US and Europe, but we do not have written purchase orders for this product as it has not been officially released, and pricing for this product will not be finalized until Q4 of 2007.

Future Product Development Methodology and Status

Several product families are being considered based upon a number of key factors such as volume and profit potential specific customer requirements are being gathered so that engineering resources can be allocated in the most effective manner possible.

PRODUCT DESCRIPTION

Our core product is a printable lighted solar powered substrate for which we have pending patent applications. The product can be developed in virtually any size, and resembles a solar poster, a solar sticker, a solar billboard, etc. The solar substrate can be adhered to existing products such as a billboard by using an epoxy resin adhesive, or the solar substrate can operate as a stand-alone lighted and self powering display.

The principal elements of our products are: 1) Lighting (principally Light-Emitting Diodes {LEDs}) but alternatives may be used, such as fiber optics, 2) Power Source (principally solar with a rechargeable battery, although other sources including the power grid can be used), 3) Circuit Board (preferably flexible), and 4) encapsulation in a urethane or polymer technology that protects the otherwise vulnerable electronic components from inclement weather.

The original product concept has been expanded to include the development of full motion, remotely programmable, software and information products for use within the variable messaging and digital sign products sub-field of solar lighting.

Below is a description of some of the benefits of our technologies:

1)
Our solar powered lighted signs and billboards require no external electrical supply and are completely self-contained. Thus, there will be no need for extension cords; the products eliminate utility (electricity) costs and require no battery replacement. This also eliminates the fire hazard that is associated with plug-in displays.

2)
The latest United States tax legislation (Securing America’s Energy Independence Act) provides a 30% income tax credit, with no cap. to businesses that purchase solar-powered lighted signs and billboards. The effect of this is that the cost of our signs and billboards (plus applicable taxes and interest) maybe discounted by 30%, which in some cases, based on our anticipated pricing strategy, will make our solar billboards less expensive to advertisers than non-solar billboards. Such credits are scheduled to expire as of December 31, 2007, and there is, as of November 22, 2007, no assurance that they will be renewed or a similar program be enacted.

3)
Customers do not have to throw away our solar-powered lighted signs and billboards every time they run a new promotion on special. The reason for this is because our products include wireless technologies that allow the LED components within our products to illuminate in different patterns. This means that the lighted message can be changed on demand in order to reflect the end of a promotion or the beginning of a new promotion. Also, we plan to engineer every component included within the Company’s products, other than the rechargeable micro-battery, to be certified to last up to 100,000 hours. The rechargeable micro-battery will last for approximately two years, and can be replaced in certain models of company product.

4)	Our solar-powered lighted signs and billboards can be manufactured to be dual sided to create two lighted visual advertisements in one location.

5)
Our solar-powered lighted signs and billboards require no up-keep. The solar substrate can be hung in the window and recharges itself as sunlight is absorbed by the solar cells without the customer ever having to do a thing.

Although our product concept is unique and we believe patent protected, other products use different means to accomplish the same goals such as reflective materials, external solar lighting, external guide lighting, and digital signing. This market is very competitive and includes major companies such as 3-M and other less well known but established companies.

The Principal Disadvantages of our Substrates are:

1.) Solar Power supply has historically been a business with boom and bust cycle that currently does not meet market demand. This may affect our ability to fill orders once we have our product in the marketplace and has slowed our entry into the marketplace.

2.) The latest tax legislation that provides solar credits is scheduled to expire before we have large scale distribution of our product.

3.) With rapid improvements in solar, some of our products may become obsolete.

4.) Many billboards and signs already have electric power and lighting, and in no cases there would be no need except improved appearance and environmental benefits for a conversion to our products.

5.) As in any development stage entity, there are risks that we will be unable to accomplish all of our goals for unforeseen reasons.

Printable Solar Highway Traffic Safety Substrate

Sunovia Energy Technology’s patent pending “solar substrate” technology embodies the unique integration of existing and emerging technologies into display products that have the fundamental purpose of efficiently enhancing printed graphics that are used in advertising and messaging applications. For example, a store front window that has a graphic advertisement which says “I love Ice Cream” would instead have a graphic where the word “love” is replaced by a blinking illuminated heart shape that creates the appearance of a beating heart. The goal is to enhance the advertisement by attracting attention to the graphic or message being displayed using various illumination methods like the heating heart. Other examples would be a blinking marquee around the graphic, on an illumination that is integrated with the graphic such as a flashing car headlight, or racing car number that blinks. Enhancing the message of an advertisement is only one aspect of the “solar substrate” technology. There is also energy efficiency that comes from the display’s design which enables it to use a standard wall outlet, but in a manner that consumes ultra-low power to no power from an outlet, depending on the applications availability to direct sunlight. As a result, we believe that not only will the proliferation of these products enhance impressions for advertising applications, but also promote efficient energy consumption as more and more of these products replace conventional illuminated signage and as the emerging technologies that comprise our products continue to advance in performance. Other applications including the highlighting of road hazards and the re-direction of pedestrian or vehicular traffic flow after an accident or for the prevention of accidents has also been considered.

The core technologies that are integrated within our “solar substrate” concept include printed graphics, programmable display and illumination technologies such as light emitting diodes (LEDs), radio frequency communication (RF), and high energy density micro batteries, solar cells, chip-scale electronics and various encapsulation methodologies. Simply stated, solar cells gather energy from the sun when it’s available and electronics direct that energy into batteries for storage. Our electronics that drive the displays are also designed for very 1ow-power operation and eliminate the use of three power sources including standard wall outlets, solar cells, and batteries. Communication with RF electronics further enhances the displays functionality, especially in terms of variable messaging products where the message is relayed remotely. Also, strategic zones can be created within the operational proximity of the display so that sensors located in these zones would remotely trigger the display to operate. This further increases the usefulness of the display while at the same time lowering total energy usage since the display would not be activated unless there was a need to activate it, For example, a display which activates LEDs every 10 seconds to catch someone’s attention would activate less often, and therefore use less energy, if it were programmed to only activate during peak traffic times, and only then if traffic was in one of its zones of operation.

Currently, several engineering prototypes that demonstrate the integration of our core solar substrate technology have been completed and shown to potential customers as part of our market research efforts. These substrates have solar cells, micro batteries, RF communication, LEDs, and electronics to manage all of the functions that are needed to operate the device. Also, the prototypes demonstrate our modular design approach that enables a quick response to specific customer requirements thru new products. There are two prototypes that are specific to the “Printable Solar Highway Traffic Safety Substrates” which have been completed.

The first prototype is a flexible circuit with an 8” x 8” LED matrix that is encapsulated in a plastic housing with a printed polycarbonate label even a square matrix of 16 LEDS and solar cells. In this prototype, the printable label is used to provide a background color for the face of the product and display a company logo in the lower right hand corner. The matrix of LEDs enables various arrow patterns to be selected and displayed via RE communications such as night arrow, left arrow, X pattern to indicate STOP, and up arrow to indicate GO. There’s a mounting mechanism that enables the substrate to be attached to a standard department of transportation barricade or barrel. The devices charge during the day with available sunlight and then blinks during the night as a warning device.

The second prototype is a flexible circuit with a 4” x 16” LED matrix that is encapsulated in a flexible polycarbonate housing with printed label over a rectangular matrix of 240 LEDs and solar cells. As in the first unit, the printable label is used to provide a background color for the face of the product and display a company logo. This prototype is different from the first in that it provides messaging by blinking on scrolling readable text, as well as symbols like left and right arrows. These devices are light weight, durable, and intended for variable messaging displays as the text messages and symbols can also be sent via RE communications. The prototypes can be easily stored in the trunk of an emergency vehicle on a charger and then taken out and placed on the vehicle, barricade, barrel or collapsible stand with a programmed message displayed that helps with the management of the on scene incident. The current prototypes would operate for several hours on a full charge and no external power. Solar cells are also integrated to enable charging from sunlight and offset the amount of re-changing that might be required before the next usage.

In both of these prototypes, care was taken to consult highway safety standards that govern the amount of light that is required for these types of applications. The standards used can be found in the Equipment and Material Standards of the Institute of Transportation Engineers (ISBN 0-935403-16-7) and the Vehicle Traffic Control Heads: Light Emitting Diode Circular Signal Supplement (ISBN I -933452-09-9). The development of these prototypes has proven to be extremely valuable in demonstrating and proving out many aspects of our electronic designs, software development, and encapsulation methods. Also, they have helped to serve as a test platform for evaluating the solar cells that we are currently using in all of our designs. We have completed concepts on next generation prototypes which can also be used in applications such as marine channel markers as well as variable messaging. As our strategic marketing efforts are finalized in Q4 of 2007; we will make decisions on the best way to proceed with this product family. We believe that successfully building, testing and demonstrating the initial prototypes will help to accelerate any specific product deployment that we choose to execute in 2008.

Solar Lighted Stickers

The second product to be offered by the Company will be printable solar lighted stickers for the professional sports and retail markets. Engineering for this product was completed in April. 2006.

The first solar-sticker product is the “beating heart” solar sticker. By arranging the LED lights in a heart shape. The substrate is then printed whereby a message such “I ♥ Dogs.” on “I ♥ XYZ Sports Team” is displayed, and the heart lights up in pre-programmed timed intervals that emulate a heating heart.

Solar Lighted Advertisements

The principal delay in releasing this product to market is the availability of thin film solar. However, in August 2007, PowerFilm and its supplier of thin film, opened additional manufacturing facilities and began to deliver all orders we have placed.

In an effort to ensure that an initial supply of amorphous silicon solar modules are available for the production of the company’s SolartizementTM product line, the company has signed a Letter of Intent with PowerFilm, Inc., a leading manufacturer and marketer of amorphous silicon solar arrays. Under the terms of the Letter of Intent with PowerFilm, the company will finalize a formal agreement that guarantees it a minimum of $5,000,000 worth of amorphous silicon solar cells during the next five (5) years. To date, PowerFilm has had difficulties in fulfilling orders while it ramped up additional capacity. However, PowerFilm is expanding its production capacities and has begun to fulfill purchase orders that were placed by the Company in November 2006 and February 2007.

Our printable solar lighted advertisement substrate has been completely developed for sizes up to 1 ft. x 1 ft. Larger sizes (2’ x 2’, 3’ x 3’, and 4’ x 4’) are currently being engineered. The engineering of these substrates entails the effective design of a printed circuit board (“PCB”) that includes: multiple solar cell mounts, rechargeable micro-battery mounts, microprocessor mounts, and thousands of potential placements for LEDs. By providing the numerous placement options for the components a single PCB design can accommodate virtually any design required by an advertiser.

This proprietary product is a super thin (approximately the width of four credit cards) and flexible, printable substrate that includes solar cells in inconspicuous locations on the substrate; these solar cells power multiple rechargeable microbatteries that drive the LEDs underneath the printed graphics. Directly above each LED on the substrate are tiny transparencies in the print graphic that allow light from the LEDs to escape from underneath the print. This light allows advertisers to focus viewers’ attention to specific areas of the advertisement in order to more effectively brand their message.

We intend to develop printed solar substrates to attach onto existing 8-sheet, 30 sheet, bulletin board, transit, and other advertising displays. Our products can be securely attached to printed vinyl using an epoxy resin that dries quickly and creates a permanent bond between the solar substrate and the printed vinyl. An example of our solar substrate application used in combination with a 30-sheet advertisement is a major national home builder advertises a picture of a house in the middle of the printed vinyl, and a printed solar substrate in the design of a window will be affixed to the vinyl such that the window will illuminate creating the effect that a resident of the house turned on alight. Laws specific to billboard lighting require the illumination of the window to activate and stay illuminated for a total of six (6) seconds before dimming to darkness. Our products will meet or exceed any and all state on federal regulations governing lighted advertisements.

We have several hurdles prior to releasing this product to market. In addition to obtaining an adequate supply of solar thin film, we need to complete the remotely programmable engineering for blinking patterns and determine if our cost structure is acceptable to advertisers. Crucial to this is obtaining test data that demonstrated out lighted substrates increase impressions and consumer’s memories of those impressions. We have no such test data to the unavailability of raw material to manufacture product.

The integration of more advanced features and components such as motion sensors, pager encryption, Radio Frequency (“RF”), RFID, and GPS tracking capabilities, are planned to be included within the product offering in the future.

Federal solar tax credits coupled with new state energy initiatives compliment our product offering. Our products either reduce or eliminate the demand for external electricity to a lighted advertisement.

Due to the extremely low voltage required to power the Company’s products, UL testing and other electrical testing are not required.

Solid State Lighting

The Market:

The four traditional lighting technologies are fire, incandescence, fluorescence, and high-intensity discharges. These four traditional technologies have all made significant progress over the past 200 years. However, a new 5th technology, solid-state lighting, which is differentiated in operational lifetime and energy efficiency for many applications, is emerging as competition for each of the tradition technologies listed.

The fundamental component of solid-state lighting is the Light Emitting Diode (LED). In principle, LED technology has a number of synergies with solar cell technology. In solar cells, light energy enters into a semiconductor substrate in the form of photons and initiates the separation of electrons, creating electrical energy. In LED technology, it is the flow of electricity into the semiconductor material that initiates a recombination of electrons, creating light energy. Depending on the semiconductor materials used, the color of the light produced can be altered. Phosphor materials are also used to shift the light into other colors, typically various shades of white.

In practice, there are losses at every step of the way, but efficiently creating white light from semiconductor materials that span the visible spectrum is on a significant improvement curve, particularly red, green and blue which is necessary for white light.

A new, fourth technology is solid-state lighting. In principle, the technology is simple: electrons and holes are injected into a forward-biased semiconductor p-n junction; they recombine creating photons; the resulting photons are extracted from the chip; then the photons are either mixed with different-colon photons from other LEDs, on are energy down-converted into a distribution of colors using phosphors on other down-conversion materials, with the colons chosen so as to create the appearance of white.

In practice, there are losses at every step of the way, and efficiently creating white light from semiconductor materials with hand-gaps that span the visible spectrum is  extremely challenging. Nevertheless, strides are being made, and SSL-LED technology is currently on an improvement curve, particularly the red, green and blue monochrome lamps necessary for white light.

The Product:

The Company’s foray into solid state lighting began in July 2006 with the hire of electrical engineer and LED lighting expert, Bob Fugerer. Bob Fugerer’s knowledge and  experience in the field of LED lighting precipitated the development of several key proprietary technologies. These improvements have augmented efficiency and helped ensure a longer lifetime for the LED light. The development of our first engineering prototype was completed in March 2007. As of July 2007, all material engineering on this light has been completed, and the product is ready for manufacture. Sunovia Energy Technologies has selected McDonald Technologies in Farmers Branch, Texas to be our manufacturing partner for the solid state lighting program. McDonald Technologies will provide quick turn prototyping services, pre-production, and high volume manufacturing services. The variety of manufacturing services that McDonald provides will allow for follow-on products in development such as our LED light bulb and a 4 foot LED light that will be retrofitable to the current fluorescent fixtures. McDonald also has value added services that will provide SETI with logistic, warehousing, and direct fulfillment services. Sunovia Energy Technologies has an open program with UL to receive a certified UL listed solid state light. SETI project number is 07CA20928 that is under a preliminary evaluation. We anticipate on receiving a UL listed number within 8 weeks.

Underwriters Laboratories Inc. (“UL”) is an independent, not-for-profit product safety certification organization that has been testing products and writing Standards for Safety for oven a century. UL evaluates more than 19,000 types of products, Components, materials and systems annually with 21 billion UL Marks appearing on 71,000 manufacturers’ products each year. UL’s worldwide family of companies and network of service providers includes 66 laboratory, testing and certification facilities serving customers in 104 countries.

The SSL product consists of a compact, durable housing (7.5”x 7” x 2”) available in various colons, state-of-the-art light emitting diode (LED) technology, high-end optics and reflector technology, proprietary heat sink technology, and universal AC Power & mountings. Our SSL is designed for general illumination, including but not limited to, pathway lighting, attics, and closets, under cabinets, workbench, portables, apartment corridors, park facilities, security, and garage lighting. The light is easily retrofitable to existing AC Power fixtures, In addition to being more energy efficient than incandescent lighting, this LED light has an ultra long life of greater than 50,000 hours which represents a lifetime of 50 times the average incandescent bulb. Also, LED lighting is eco-friendly as there are no toxic materials such as mercury that make disposal an environmental problem.

Currently, our suppliers for different components of the LED light are as follows:

Component	Name of Supplier
LEDs	Cree
Chassis LED Lamp 6in	Pro-Fab
Extrusion Lamp	Gtec
Reflector LED Lamp 6in	Pro-Fab
Housing End LED Lamp	Mydea Tech.
PWR Supply LED 25 W	Magtech Ind.
Lens LED Lamp	Luminit
PCB LED Lamp	Active Sales
LED Xlamp White SMT	LED Lighting Supply
Res, 2512, LW	Digikey

*	The Company is not dependant on any of these suppliers, all of which can be replaced, if necessary, with little expense on disruption to the Company.

Since April 2006, the Company has incurred costs of $200,000 for the development of the SSL. Over the next twelve months, the company estimates that it will need an additional $300,000 for improvements and development of future versions of LED lighting; we will need $1,000,000 for sales and marketing, $2,750,000 for working capital, and $120,000 for equipment. We intend to hire up to ten people within this division and rent 5,000 square feet of additional space.

We do not plan on carrying a large amount of inventory for our product. However, this would change if we secure a larger customer. We will be offering a 24 month warrantee on all our LED lights. We are willing to extend payment terms commensurate with the size of the customer with 30 days for smaller customers up to 120 days for larger customers.

Increased environmental awareness and the trend toward energy conservation should continue to drive the move away from low efficiency incandescent bulbs and toward high efficiency lighting such as LED lighting II Congress adopts “The Renewable Fuels Consumer Protection, and Energy Efficiency Act of 2007” (Bill H.R.6) that has been approved by the Senate, the Company’s management believes that the United States government will begin a transition to energy efficient lighting that will accelerate a transition towards the LED-based lighting market and away from the incandescent market.

We will be releasing our first Solid State Lighting product in the 4th quarter of 2007. Our fist product will be a complete light fixture replacement kit that includes the LEDs, light housing and power conversion. We believe that another product opportunity exists in this sector, and are currently developing a LED light bulb that allows the original light fixture to remain and the incandescent light bulb will simply be replaced. In this situation, the physical light fixture remains so there would be no change in appearance to the user, but the incandescent bulb would be replaced by our LED bulb technology. We believe that we will have prototypes for this product during the 4th quarter of 2007 and will be ready to market this product commercially and generate revenue in the 2nd quarter of 2008.

Method of Distribution:

The Company has secured the services of a team with over twenty years of experience and nationally recognized credentials of luminaires, to spearhead the planning of our sales and marketing efforts of the LED lighting division. Luminaires are lighting specialists and brings a knowledge and experience in the manufacture, sales, and marketing of electronic products and services that will be needed to successfully launch this product.

Competitive Conditions:

The market opportunity for LED Lighting has encouraged the entry of several major players in the lighting industry, and others will be entering as legislation is passed encouraging the use of energy efficient products. By virtue of their recent acquisitions of Lumileds, TIR Systems, and Color Kinetics, Phillips Electronics is now a major competitor in this space. Other competitors include: Beta, Nexxus LED Lighting, LEDdynamics, LED Lighting Fixtures, and LEDmonics, Inc. Most of these competing companies are not beginning distribution until later this year. However, two companies currently are publishing their expected retail price for their competing LED lights: LEDdynamics publicizes an $850 retail price while Nexxus LED Lighting’s retail price of their fixture is $1,000 per unit. This industry is still in its early stages and remains fragmented with only a handful of early market entrants. We expect to compete in this space based on product performance and price. We have numerous contacts in the building; commercial and industrial space which represent potential outlets for our LED light. We believe our “early mover” entry into this market will give us an advantage in name and product recognition. However, industry giants such as Phillips Electronics and General Electric have superior resources and knowledge of the lighting industry as well as established customer preferences.

One of the greatest obstacles the lighting industry faced in using LEDs for general illumination is maximizing the lumens per watt produced. Traditionally LED lighting products have been used for specialty applications such as ‘accent lighting’, because they did not product enough light output for general illumination. However, recent advances in LED technology are helping to overcome this obstacle.

Some of the biggest challenges in LED lighting revolve around maximizing efficiency and longevity. The efficiency of the output is influenced by the fixtures optical design. The Company has secured the services of an optical physicist. Don Sipes, who is working to increase the efficiency of our LED light fixture using his optical technology. Prior to joining the Company, Mr. Sipes worked as an optical expert for Amoco Laser and Scientific Atlanta, and has also designed laser defense systems for the United States Armed Services.

The efficiency and longevity of the LEDs are also influenced by heat. For this reason, an effective thermal management system is needed to keep the junction temperature (the point where an individual diode connects to the base) as low as possible. Our LED light contains proprietary heat sink and thermal management technology that assists in keeping the junction within an optimal temperature range. The open and vented housing design allows air to circulate freely thus providing additional ventilation. The LEDs are potted to protect from moisture and other critical components are sealed for protection.

ENGINEERING

Our initial engineering prototypes (and patent support work) have been prepared by the engineering firm of Technology Driven Products, Inc. located in Loveland, Colorado and our original encapsulation was done by Rapid Pro, Inc., of Longmont, Colorado and Protogenic, Inc. of Westminster Colorado. Over the last twelve (12) months, we have developed an in-house engineering department that consists of electrical and mechanical engineers, and have engaged several engineering firms that act as independent contractors. This effort has allowed us to increase the speed of our product development efforts, and helped to refine the solar substrate and encapsulation technologies. Our relationships with Varta Microbattery, Inc. and PowerFilm, Inc. provide additional engineering and product development support that is key to the efficiencies of our product development processes. Our relationships with Varta Microbattery, Inc. and PowerFilm, Inc. are also crucial to our manufacturing efficiencies in addition to our engineering and product development. We currently have a Mutual Cooperation Agreement with Varta Microbattery, Inc., effective for a 5-year term commencing June 30th 2006. Under the Mutual Cooperation Agreement, Varta and the Company will work together in order to develop various commercial and industrial products (the “Solar Products’). The Solar Products will be wholly owned by the Company and will combine Sunovia Energy’s technologies and core competencies with Varta’s battery and power supply expertise.

INTELLECTUAL PROPERTY

The following is a list of our intellectual property.

a)	Trademarks - all common law, state and Ion federal nights in the United States

h)	Trade name —Sunovia Energy Technologies has initiated efforts to trademark “SolartizementTM”, “Solartizing”, “Solar Sticker”, “IdentiTag”, “Light without Limitation”

Below is a complete listing of all the Company’s intellectual property filings, the dates filed and the status of the processing of the applications:

U.S. Applications:

Title	Application Number	Filing Date	Expected Review Date	Status
Bumper Sticker With Light Display	60/608,783	Sept. 10, 2004	n/a	Expired
Poster With Remotely Programmable Display	60/617,263	Oct. 8, 2004	n/a	Expired
Substrate With Light Display	11/219,164	Sept. 2, 2005	No earlier than May 2008	Pending
Substrate with Light Display	60/804,224	June 8, 2006	n/a	Expired
Light Units with Communications Capability	60/868,465	Dec. 4, 2006	No earlier than May 2008	Pending
LED Light Unit With Battery Back-up, Communications and Display	60/888,381	Feb. 6, 2007	No earlier than May 2008	Pending
LED Light Unit With Battery Back-up And Internal Switch State Detection	60/910,554	April 6, 2007	No earlier than May 2008	Pending
Modular Solar Panel System	60/910,560	April 6, 2007	No earlier than May 2008	Pending
System and Method for Collecting and Optically Transmitting Solar Radiation	60/915,369	May 1, 2007	No earlier than May 2008	Pending
Light Units with Communications Capability	11/760,464	June 8, 2007	No earlier than May 2008	Pending
LED Heat Sink and Lamp Assembly	60/949,059	July 12, 2007	No earlier than May 2008	Pending

Foreign Applications:

Title	Country	Application Number	Filing Date	Expected Review Date	Status
Substrate With Light Display	European Patent Office	05805876.9	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	India	2678/DELNP/2007	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	Australia	2005285171	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	Korea	10-2007-7008818	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	Canada	2,580,352	03/12/2007	No earlier than May 2008	Pending
Substrate With Light Display	China	200580038278.7	03/12/2007	No earlier than May 2008	Pending
Substrate With Light Display	Japan	Not Yet Available	03/12/2007	No earlier than May 2008	Pending
Substrate With Light Display	WIPO	PCT/US05/31944	09/06/2005	No earlier than May 2008	Pending
Light Units with Communications Capability	WIPO	PCT/US07/70784	06/08/2007	No earlier than May 2008	Pending

WAREHOUSING AND DISTRIBUTION

To establish inventory procedures and shipping and handling procedures for global distribution, we have informally engaged Joe Miller, a business expert who owns one of the largest art supply businesses in the United States, Mr. Miller is assisting the company to set-up its shipping facilities; and is also helping with the establishment of inventory controls and customer service protocols. Mr. Miller is a member of our board of directors. Mr. Miller owns Cheap Joe’s Art Supply, a United States company that ships products domestically and internationally.

MARKETING STRATEGIES

Our initial plan is to test market our products through pilot programs.

      One advantage of pilot programs is they offer the ability to connect any mistakes on miscalculations that are made during the pilot. It may be necessary to re-engineer certain product specifications once critical data is retrieved: for instance, the number of LEDs on a given substrate may need to be increased or decreased, the brightness in lumens of the LEDs may need to be increased or decreased, the size of the substrate may need to be increased on decreased. The Company believes that it has adequate capital to conduct four (4) complete pilot tests as have been described above within four (4) different markets. The markets that we have targeted are as follows:

•	Automotive dealerships

•	Professional sports

•	Department of Transportation (“DOT”) - Traffic and highway safety

•	Site-specific retail marketing

We can make no assurances that any state or federal government agency will agree to allow a pilot test of the company’s products and even if they do allow a pilot test, we cannot guarantee that the pilot program will be successful. Our initial pilot program is tentative and will be with the State of Florida Department of Transportation. We can make no assurance that any governmental agency will purchase product from our company at any time

Once the company has fine-tuned the Solar Sticker product and is confident that both the product and the company are prepared for the strains of mass distribution, then the company will begin a mass marketing campaign as outlined below:

•
Nationwide sign franchises. We intend to schedule meetings with the corporate decision makers of these franchises, and present the solar substrate technology along with the critical data from the pilot programs. Our intention is to have our solar substrate products approved and included within the product offering to the downstream independently owned franchises. In the franchise system, new products are reviewed by corporate and are generally tested by pre-established franchises in order to determine the viability of the new product such as demand and ease-of-use.

•	Worldwide reseller/distribution networks. We will engage these networks and negotiate terms for downline distribution.

•
Internet sales - We intend to operate websites that will allow customers to easily browse, select and purchase various products directly from us. The websites that we own are as follows: (www.solartizement.com, www.solarstickers.com, www.sunoviaenergy.com, www.solartizing.com, and www.bumperflicker.com).  These websites will not be activated until such time as we have product to sell directly to the consumer. The information on these websites is not pant of this prospectus.

•
Trade shows - We will attend trade shows in diverse and synergistic industries such as: convenience store grocery, highway safety, governmental, military, advertising, outdoor & indoor sign, professional sports, and other markets.

•	Governmental - We plan to aggressively market our products to foreign, federal, state and local governments.

•
Licensing - We plan to actively solicit sports organizations to obtain licensing agreements for use with our products. We may also license our intellectual properties and technologies to large organizations on an annual fee and/or royalty basis.

•	Direct Sales - We currently have three (3) national account sales representatives.

REMAINING HURDLES IN PRODUCT DEVELOPMENT

Although we have numerous working prototypes, we have the following hurdles to overcome before we can place product in the marketplace:

1.) Solar supply: We have placed a significant order with PowerFilm, our main solar supplier in January and have had difficulties getting our orders filled. We have contacted other suppliers but have not worked out an alternative supply. We must develop a supply of thin film to sell our products.

2.) Communication Frequency: Successful development of a frequency for RF transmissions that can communicate data at an adequate range is crucial to fulfilling certain commercial and governmental product ‘wish lists’.

 GOVERNMENT REGULATION

We are not aware of any existing on probable governmental regulations that may have a material effect on the normal operations of our business. There also are no relevant environmental laws that require compliance by us that may have a material effect on the normal operations of the business.

Employees

The Company presently has 9 employees and 11 consultants. The Company intends to hire up to 12 additional employees during the next twelve months, particularly in the area of sales. The Company believes that the additional sales and marketing people will be necessary to communicate with potential customers of our solid state lighting and provide the necessary support in terms of customer service, credit and billing and accounting. While the Company will have other roles such as fulfillment, manufacturing and shipping, it plans to outsource these functions. None of its employees are covered by a collective bargaining agreement. The Company considers its relations with its employees to be good.

Description of Property

The Company currently leases an operating facility at 6408 Parkland Drive, Sarasota, Florida 34243. This facility is under a three year and one month term through October 31, 2009. The lease requires monthly rent of approximately $3,524 plus annual increases of 3% that go into affect on November 1 of each subsequent year. The building consists of approximately 5,316 square feet of laboratory, warehouse and office space. The facilities are in good condition and are adequate for small scale commercialization of our products. However, the Company does not believe its facility would be adequate to handle more than 25 employees. Its manufacturing is tentatively scheduled to be at Creonix, Inc., a Bradenton, Florida, and McDonald Technologies in Farmers’ Branch, Texas, who are contract manufacturers. Many of its engineers do not work at its facility.

Legal Proceedings

     We are not currently a party to, nor are any of our property currently the subject of, any pending material legal proceeding. None of our directors, officers on affiliates are involved in a proceeding adverse to our business on have a material interest adverse to our business.

Involvement in certain legal proceedings

Other than as discussed herein, none of the Company’s directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.     any bankruptcy petition filed by on against any business of which such person was a general partner on executive officer either at the time of the bankruptcy or within two years prior to that time;

2.     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offerees):

3.     being subject to any order, judgment, or decree, not subsequently reversed, suspended on vacated, of any court of competent jurisdiction. permanently on temporarily enjoining, barring, suspending on otherwise limiting his involvement in any type of business, securities or banking activities; or

4.     being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal on state securities on commodities law, and the judgment has not been reversed, suspended, or vacated.

In October 2003, Mr. Smith, and Research Capital LLC (‘Research Capital”), of which Mr. Smith was the managing member and sole owner of, among others, submitted Offers of Settlement (the “Offer of Settlement”) which the Securities and Exchange Commission accepted. The Offer of Settlement was issued in connection with the following transaction: In November 2001 Research Capital LLC hired Research Investment Group. Inc. (“RIG”) to promote an issuer (the “Issuer”) with which Research Capital was affiliated. Research Capital and RIG entered into an agreement pursuant to which RIG would establish a promotional campaign for the Issuer in exchange for an option to purchase 4,000,000 purportedly unrestricted shares of the Issuer from Research Capital. Thereafter RIG’s sole officer exercised a portion of the option and purchased shares which came from Smith’s personal holdings. No registration statement was filed with the Securities and Exchange Commission or was in effect as to the shares of the Issuer’s stock sold by RIG, because these stock promoters had obtained the shares from persons directly on indirectly controlling or controlled by the Issuer or under direct on indirect common control with the Issuer, with a view to distributing the stock to the public, the stock was not exempt from registration.

Additionally, Mr. Smith, among others, consented to the entry of an Order Instituting Public Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 8A of the Securities Act of 1933 (the “Order’). Pursuant to the Order, Mr. Smith agreed to cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5 (c) of the Securities Act.

RISK FACTORS

RISKS RELATED TO OUR FINANCIAL CONDITION

OUR FINANCIAL STATUS CREATES DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS. IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

For the period from November 9, 2005, through the October 31, 2007, we incurred a net loss of $8,335,370. As of October 31, 2007 we had an accumulated deficit of $8,335,370 and a working capital deficit of $2,457,113 (current assets less current liabilities). While we believe we have sufficient capital resources to fund our current operations for the next twelve months, we will require additional capital to develop our business operations. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose the entire amount of their investment.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE. FOR THAT REASON, IT IS DIFFICULT TO JUDGE OUR PROSPECTS.

We were organized on November 9, 2005 and have had limited operations since our inception from which to evaluate our business and prospects. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

WE ARE DEPENDENT UPON CERTAIN SUPPLIERS

We have crucial suppliers – Varta Microbattery, Inc. – that will supply microbatteries; PowerFilm, Inc. – that will supply thin film solar modules; Texas Instruments Incorporated – that will supply microprocessors and other microchip technologies; McDonald Technologies – that will manufacture our solid state lighting products (SSL) and Microsoft Corporation – that will supply software technologies. We currently do not have written agreements with all of these suppliers, and are dependent on them and in the event any one of them is unable or unwilling to supply us, our business could be adversely affected.

IF WE FAIL TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY PRODUCE AND MARKET PRODUCTS SIMILAR TO OURS.

Our ability to compete effectively is dependent upon the proprietary nature of the designs, processes, technologies and materials owned by, used by and/or licensed to us. In December, 2005, we acquired the patent rights (applied for) to No. 60/617,263 Titled Substrate with Light Display. The Intellectual Property (“IP”) is for solar (and non-solar) powered substrates that permit sign-quality graphics to be run through printers (commercial and desktop) with electric lighting embedded in the substrate. Our success will depend in part on our ability to attain, maintain and enforce patent protection for our products and to preserve our trade secrets, and to operate without infringing upon the proprietary rights of third parties. Patent positions in our business are generally highly uncertain and involve complex legal and scientific questions. Accordingly, there can be no assurance that our patents will be awarded and/or will afford us protection against competitors with similar technologies. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have a materially adverse effect on our competitive position and business prospects.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS BY THIRD PARTIES.

Although we do not believe that our products infringe the rights of others and while to date, we have not been subject to such claims, in the future we may be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from selling our products. A successful claim of trademark, patent or other intellectual property infringement against us could adversely affect our growth and profitability, in some cases materially. Others may claim that our proprietary or licensed products are infringing their intellectual property rights, and that our products may infringe those intellectual property rights. If we are found to have infringed on the intellectual property rights of another party, licenses for such intellectual property may not be available on favorable terms or at all. If someone claims that our technology or products infringe their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. We also may be subject to significant damages or injunctions preventing us from manufacturing, selling or using some aspect of our products in the event of a successful claim of patent or other intellectual property infringement. Any of these adverse consequences could have a material adverse effect on our business and profitability.

IF WE ARE NOT ABLE TO MANAGE GROWTH OF OUR BUSINESS, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE NEGATIVELY AFFECTED.

We believe that there will be an increase in demand for solar technologies and solar products throughout the world over the next decade. Accordingly, we may experience a period of significant growth. Demand of this type could cause significant strain on our managerial, operational, financial and other resources. Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to effectively manage the growth of our business.

THE LOSS OF CURRENT OFFICERS, AND MANAGEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our success depends largely upon the skills, contacts and knowledge of our current officers, and management team. Carl Smith, Bob Fugerer and Matthew Veal. The loss of any one of these individuals could have a material adverse effect on our business.

WE BELIEVE CURRENT OFFICERS AND DIRECTORS WILL REMAIN IN CONTROL OF THE COMPANY FOR THE NEXT SEVERAL YEARS.

Current officers and directors control 28,471,250 shares (43.25%) of the outstanding shares of the company. Unless there is a change in their contracts, the current officers and directors are scheduled to receive 125,000 shares as a group each quarter. In addition, the Board of Directors of the Company has approved the issuance of 125,000,000 stock options exercisable at forty cents per share to Carl Smith, the Company’s Chief executive officer. Sparx, Inc., a company 100% owned by Mr. Smith, has a royalty of 4.9% of gross revenues that can be paid in common stock. With this in mind, even with the pledge of 25% of the options to charity, the officers and directors in general and Carl Smith in particular, expect to maintain voting control. This may result in dilution to investors, deterrence of possible takeovers completely (whether such takeovers are favorable or unfavorable for investors), possible reduction in takeover price due to the effect of unexercised options, a reduced ability to obtain financing or obtain financing on terms favorable to the Company, and a reduced ability of outsiders to bring changes in management.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR STOCK AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR STOCK.

There is no public market for our common stock and we cannot give any assurances that there will ever be a market for our common stock. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

SUN ENERGY SOLAR, INC. WHICH MERGED INTO SUNOVIA SOLAR, INC., THE COMPANY’S WHOLLY-OWNED SUBSIDIARY ENTERED INTO AN AGREEMENT WITH AN INDEPENDENT CONSULTANT PURSUANT TO WHICH SUCH INDEPENDENT CONSULTANT COULD RECEIVE UP TO 166.8 MILLION SHARES OF SUN ENERGY SOLAR COMMON STOCK IF A PUBLIC MARKET OF A MAXIMUM OF $750 MILLION DOLLARS WAS ACHIEVED.  THE COMPANY IS IN THE PROCESS OF NEGOTIATING A CONTRACT WITH SUCH CONSULTANT ON IDENTICAL TERMS

On May 22, 2006, Sun Energy Solar entered into a consulting agreement with Mr. Fernando Cuza whereby Mr. Cuza agreed to introduce Sun Energy Solar to various entities and individuals such as Major League Baseball players, Major League Baseball teams, ClearChannel Outdoor, various Fortune 500 companies and the state governments of Florida and national government of the Dominican Republic for product distribution opportunities.  The agreement also required that Mr. Cuza introduce Sun Energy Solar, Inc. to various executives and/or key personnel within companies for the purpose of making sales and or public relations presentations to such companies.  The Company believes that the services of Mr. Cuza will be beneficial to its overall strategy and is in the process of negotiating a contract on identical terms with Mr. Cuza.  The following is a summary of Sun Energy Solar contract terms:

The contract with Mr. Cuza has milestones, the achievement of which trigger a release of shares to Mr. Cuza based on the amount of market capitalization related to each milestone. A principal financial goal of Sun Energy Solar to build and sustain long term market capitalization. Management believes the best way to achieve such a goal is to build market capitalization in increments. For each $50,000,000 increase, Sun Energy Solar has incentivized Mr. Cuza to provide introductions, advice, and other services in connection with the sale of any of its products and services that result in increasing the market capitalization of the business. The higher the level of market capitalization increase, the more shares Mr. Cuza receives up to a maximum of $750,000,000. Although the agreement is an incentive for Mr. Cuza, it may be viewed negatively by the market. The underlying concept behind the determination of the amount of compensation Mr. Cuza receives is in the effect of his work on the market capitalization of Sun Energy Solar. Were Mr. Cuza to achieve the maximum compensation under the contract, he would be paid one share for every $1.04 of market capitalization his service brought to Sun Energy Solar. For the initial $150 million of market capitalization, he will receive on an average one share for every $0.60 of market capitalization. This increases to $0.96 for the majority of the contract and rises to incrementally to over $1.60 at the end of the contract. This structure provides incentives to Mr. Cuza, a well known sports agent, to use his extensive contacts to introduce Sun Energy Solar to some of the top echelons of Corporate America and elsewhere. The contract expires upon cancellation for cause or achievement of its contemplated goals.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

AS AN ISSUER OF “PENNY STOCK”, THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event a claim that charges that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

CERTAIN VOTING RIGHTS HELD BY CARL L. SMITH, OUR CHIEF EXECUTIVE OFFICER, COULD THWART AN ATTEMPT BY AN OUTSIDE PARTY TO ACCOMPLISH A CHANGE IN CONTROL OF THE COMPANY.

The Company granted to Mr. Carl L. Smith, our Chief Executive Officer, additional voting rights so that in the event that an outside party were to acquire 20% or more of the Company and attempt a change in control, Mr. Smith would have the right to vote enough additional shares so that he would have a voting majority in any shareholders meeting, thus effectively, giving Mr. Smith veto power over any takeover attempt.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

  Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS

As a result of the Merger, the Company ceased to be a shell company and became a holding company for Sunovia.    Pursuant to the terms of the Merger Agreement, Sun Energy merged with and into Sunovia Solar, which became a wholly-owned subsidiary of the Company (the “Merger”). Because Sun Energy’s operations are the only significant operations of the Company, this discussion and analysis focuses on the business results of Sun Energy.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see "Forward-Looking Statements" and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Overview

Our core business implements and integrates the strategic marketing, conceptual architecture, patenting, engineering, design, manufacturing, and supply chain logistics of energy-efficient proprietary products that leverage the convergence of emerging technologies in the area of solar, micro-battery, chip-scale electronics, micro electro-mechanical systems, light emitting diodes (“LED”), printable electronic inks, global positioning systems (“GPS”), and wireless communication technologies An example of our of product development is Solar Stickers, a solar adhesive technology that integrates flex circuitry, photovoltaics, microbatteries, light emitting diodes (LEDs), and radio frequency identification to form a patents pending printable solar lighted substrate that is illuminated from within.

We were incorporated under the laws of the state of Nevada on March 1, 2006.    On November 27, 2007, Acadia Resources, Inc. (the “Company), Sunovia Solar, Inc., a wholly-owned subsidiary of the Company (“Sunovia Solar”), Sun Energy Solar, Inc. (“Sun Energy”), and Carl L. Smith, III, Richard Craig Hall and Rick St. George, (collectively the “Sun Energy Majority Shareholders"), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which closed on November 28, 2007.  Pursuant to the terms of the Merger Agreement, Sun Energy merged with and into Sunovia Solar, which became a wholly-owned subsidiary of the Company (the “Merger”).  In consideration for the merger, the Company issued an aggregate of 58,485,098 shares of common stock to the Sun Energy Majority Shareholders and the other shareholders of Sun Energy at the closing of the merger.  As a result of the Merger, we ceased being a shell company as that term is defined in Rule 12b-2 and, through our newly-acquired subsidiary Sunovia Solar, entered into the business of engineering, developing, marketing and distributing solar powered substrate technology.

As a Development Stage Company, we have had a limited operating history that can serve as the basis to evaluate our business. There are many factors, including those discussed under the “Risk Factors” section of this prospectus that could have a material adverse effect on our business and operating results. You should read the following information in conjunction with our financial statements and related notes contained elsewhere in this prospectus. You should consider the risks and difficulties frequently encountered by early-stage companies, in new and rapidly evolving markets, such as the solar market. Our limited operating history provides only a limited historical basis to assess the impact that critical accounting policies may have on our business and our financial performance.

For the fiscal period from inception (November 9, 2005) to October 31, 2007, the Company had a net loss of $8,335,370.

To date, our company has evolved into two divisions: Solar Products and Solid State Lighting. During the development of the engineering plan for our core business, we became aware of the market potential for low energy lighting such as LED-based lighting (we use the term Solid State lighting because one advantage of this type of lighting is its ability to turn on instantaneously as opposed to compact fluorescent lights that need time to warm up, particularly as they age). Evidence of market demand, for example, was found in legislation proposed to the congress mandating that the U.S. Government transition from incandescent lights to low energy lighting. The principle type of low energy lighting currently in the market place is compact fluorescents (CFLs). Solid State Lighting is a newer technology than CFL technology and lasts significantly longer, does not contain mercury, uses somewhat less energy and is showing continued improvement each year in performance. Realizing that we had existing expertise in this area we began testing to see if we could develop a light that overcomes the heat problem, which was one of the hurdles that have prevented this type of lighting from a successful deployment in the marketplace. Our engineers did successfully build prototypes that significantly reduce the heat generated by the LEDs and we have begun to approach potential customers from leads from our sales and marketing consultants to determine potential interest in our products.

Solar Division

Our product development plan is being conducted in phases, which are as follows:

Core Technology

Solar Cell Improvement and Research

Manufacturing Implementation

Battery Development

Integration into Fabric

Legal (patent, safety testing)

Work on phases is concurrent in part, and some product is planned to be introduced to the market before completion of the various phases of product development.

By core technology, we mean a menu of product features such as substrates of various thickness and power, developing a method of connecting several substrates together in an integrated fashion, adding sensors to the core product, adding Radio Frequency (“RF”), “E-Ink” Display Technology, a digital low-power sign, Radio Frequency Identification (“RFID”), Bluetooth and long range communication technologies to the core product, encapsulation, adding sensors and applying adhesion technology to the core product. Concurrently with the core product development phase, we are exploring ways to improve solar cells, particularly thin film, integration of the core product into fabric, designing a manufacturing plan, and ultimately designing specialized batteries that best meet our needs in the event the marketplace does not offer something that meets specifications of products that we intend to offer.

In the 1st calendar quarter of 2008, we plan to release the first product in the SolartizementsTM family for sale commercially. The window display product is 15” x 4” and uses energy efficient Light Emitting Diodes (LEDs) for the light animation around the graphics. There are two solar cells located on either side of the product to gather solar energy. A wall-plug is also included for powering the product when solar energy is not available. A battery is included with the product to store solar energy as it is available so that it will not be wasted. The product is designed so that it can accept a standard peel and stick 3” x 10” graphic advertisement or “bumper sticker”. For higher volume customers, the graphic advertisement can be printed directly onto the product as part of the manufacturing process. The initial SolartizementsTM display product is attached to a window using suction cups to hold it in place, or peel and stick hooks if it is being attached to a standard wall. To date, we do not have written purchase orders for this product as it has not been officially released and pricing for this product will not be finalized until the 4th calendar quarter of 2007. We believe we will be ready to market this product commercially and generate revenue in the 2nd calendar quarter of 2008.

Our research and development efforts are currently focused on Optical- Increase the amount of light captured by a particular solar cell or module (note that Optics can increase efficiency of solar cells regardless of material enhancement of existing technologies using nanotechnology).

Solid State Lighting Division

       Our initial plan of operation for the Solid State Lighting Division is to obtain orders from customers on a custom build basis. Our engineers will then modify our existing core designs to the different specifications of the Customers. Based on order flow and information we obtain from the marketplace regarding overall customer demand, we believe there will be several common lights we can carry in stock, and we plan to consider carrying inventory and supplying customers from inventory as well.

In the 1st calendar quarter of 2008, we plan to release the first product in our Solid State Lighting family for sale commercially and expect to generate revenues within a few weeks after that date. The product is a 6” x 6” general purpose lighting fixture that includes everything needed to replace an existing light fixture. We believe that another product opportunity exists by developing a bulb fixture replacement that would still allow the original glass or plastic light housing to remain. In this situation, the physical light housing would remain so there would be no change in appearance to the user, but the incandescent bulb fixture would be replaced by our LED technology. We believe that we will have prototypes for this product in the 2nd calendar quarter of 2008 and will be ready to market this product commercially and generate revenue in the 3rdcalendar quarter of 2008.

Plan of Operation

We presently have 9 employees and 17 consultants. We intend to hire up to 12 additional employees during the next twelve months, particularly in the area of sales. We believe that the additional sales and marketing people will be necessary to communicate with potential customers of our solid state lighting and provide the necessary support in terms of customer service, credit and billing and accounting. While we will have other roles such as fulfillment, manufacturing and shipping, we plan to outsource these functions. None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be good.

Our plan of operation for the next twelve months is:

1.	The costs associated with the development of our solar substrate products during the next twelve months are estimated to be:

Core Technology	$1,000,000
Solar Cell Improvement and Research	$1,200,000
Manufacturing Implementation	$150,000
Legal (patent, safety testing)	$100,000

2.
Assuming we receive continued favorable results from our basic core technology work, we will commence introducing product into the marketplace. We anticipate spending $100,000 in engineering costs towards this and to fund initial product orders from deposits from customers and cash on hand, and we may finance additional costs from the sale of our common stock and debt, although as of the filing date of this 8-k filing we do not have any specific financing arranged.

3.
In addition to these costs, we anticipate spending $600,000 on administrative costs, including the costs associate with this 8-k filing and complying with reporting obligations. We plan to pay these expenses from our current cash on hand.

4.
In summary, we anticipate the following expenses over the next twelve months: (a) $25,000 to develop our Internet websites; (b) up to $1,000,000 in sales and marketing to promote our brand name; (c) $1,200,000 for our research and development program; (d) $40,000 to secure the distribution of our products into an established retail outlet within the United States, including an integrated inventory management/manufacturing/sales computer system; (e) $100,000 for an investor relations program; and (f) up to approximately $5.5 million for general working capital, including product development, inventory, and general and administrative expenses.

5.
We plan to finance our operations for the next twelve months with the proceeds from the offerings we have completed, sales of solid state lights and through raising capital, although the terms of which and likelihood we cannot state for certain at this time.

At July 31, 2007, we had $904,978 in total liabilities, all of which are current.

Cash Flows and Working Capital
To date, we have financed our operations primarily through equity contributions by our shareholders. As of July 31, 2007, we had $3,457,729 in cash and cash equivalents. Our current liabilities as of July 31, 2007 were $904,978.

Operating Activities
Net cash used in operating activities for the period from inception (November 9, 2005) to July 31, 2007 amounted to $1,532,806 and $1,702,616 for the year ending July 31, 2007. Net cash used by operating activities was mainly a result of a net loss of $5,995,993 and $4,726,593, for the same periods respectively which included non-cash share-based compensation of $3,445,822 and $2,595,759 and related accrued expense of $895,977 and $655,336 for the period from inception (November 9, 2005) to July 31, 2007 and the year ending July 31, 2007, respectively.

Investing Activities
Net cash used in investing for the period from inception (November 9, 2005) to July 31, 2007 was $194,020 and $158,986 for the year ending July 31, 2007, due primarily to our purchase of computer equipment for office and product development purposes.

Financing Activities
Our net cash provided by financing activities for the period from inception (November 9, 2005) to July 31, 2007 was $5,354,365 and $788,541 for the year ending July 31, 2007. In summer, 2006, raised $4,531,763 through a private placement, and raised an additional $761,266 from a second private placement. The net proceeds received have been used as working capital to allow us to finance our plans above.

Cash Requirements
As of November 26, 2007, we have $1,571,389 in cash. However, as discussed in the chart and footnotes provided in the results of Operations section below, we presently anticipate spending approximately $5,750,000 over the next twelve months on operations, $2,000,000 on research and development and $250,000 on capital equipment. Of that amount, $2.75 million is forecasted to be spent on the Solid State lighting division, the majority of which we expected to be funded in part by future sales with all remaining amounts from capital that we plan to raise. Management believes that any revenue growth that may occur will require additional working capital as it will probably need to provide credit terms to customers due to the price increase our product has in comparison to incandescent and compact fluorescent lights our potential customers may be currently using. If the sales do not materialize, we would have to curtail what we spend on this program unless we were to raise additional capital. Furthermore, management believes there are a number of opportunities available in the fields of solar, ultra-low power, and solid state lighting, and other areas. To take advantage of these opportunities the Company will need to raise capital and/or incur debt. There is no assurance that such capital can be raised or if such capital can be raised on terms that are not highly dilutive to our current shareholders. If we are not successful in raising capital we will have to limit our plans accordingly, and we may not be able to take full advantage of opportunities we believe exist.

Going Concern
With our present cash and cash equivalents management expects to be able to continue some of our operations for at least the next twelve months. However, we have suffered losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through the equity offerings noted above. We may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our existing cash is insufficient to meet our requirements, we may seek to sell additional equity securities, debt securities or borrow from lending institutions. We cannot assure you that financing will be available in the amounts we need or on terms acceptable to us, if at all. The issuance of additional equity securities, including convertible debt securities, by us could result in a significant dilution in the equity interests of our current stockholders. The  ncurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business operations and prospects may suffer. In such event, we will be forced to scale down or perhaps even cease our operations.

Results of Operations

Quarter ended October 31, 2007 compared to Quarter ending October 31, 2006, along with inception to date information from the period from November 9, 2005 to October 31, 2007 and Expected amounts for the next twelve months

The following schedule contains data that we believe explains our underlying activities during the quarters ending October 31, 2007 and 2006.

	For the			For the		Expected
	Three			Period		for the
	Months		Increase	From		next
	Ended		(Decrease)	Inception		Twelve
	October 31,		%	to October 31,		Months
	2007	2006		2007

Revenues	$-	$-	n/a	$-

Selling, general and administrative	812,318	967,969	-16%	6,569,232	up to*	5,233,000

Product Development - Solar (11)	116,025	108,799	7%	320,780		650,000
Product Development - Lighting (11)	147,724	-	n/a	192,495		300,000

Legal (1)	64,034	7,431	762%	125,163		100,000
Salaries (including benefits & taxes) (2)	203,703	215,384	-5%	1,097,743		1,550,000
Consulting (3)	99,833	32,000	212%	321,099		478,000
Noncash Salaries and Consulting (4)	293,000	627,803	-53%	4,272,071		4,210,000	Shares
Sales & Marketing (11)	1,000	-	n/a	2,500	up to*	1,000,000	(15% of sales)
Public Entity Cost (5)	22,058	37,467	-41%	120,456		150,000
Internet Website (6)	10,531	-	n/a	18,848		25,000
Investor Relations (7)	-	-	n/a	-		100,000
Facilities Cost (8)	30,819	24,835	24%	210,259		180,000
Other Operating expenses (9)	87,340	23,049	279%	401,093		700,000

Research (10)	1,599,403	127,689	1153%	2,031,485		1,200,000

Headcount:
Employees	10	8	25%	11		21
Consultant	17	11	55%	20		19

Cash flows used in Operations	$1,516,354	$371,975	308%	$3,218,970

Capital Expenditures	$50,942	$18,781	171%	$244,962		250,000

Equity Raised	$-	$33,800		$5,354,365

Cash at end of period	$1,725,433	$4,004,024		$1,725,433

Revenues
We currently do not have revenues. We expect to sell to customers of all types based on market response. Management anticipates our customers will originally be comprised of state and local governments, agencies of The US Federal Government, and commercial facilities committed to “going green”.

Expenses
General and Administrative Expenses

During the quarter ended October 31, 2007, our selling, general and administrative (“SG&A”) expenses decreased approximately $155,651 from approximately $967,969 for the period from inception (November 9, 2005) to July 31, 2006. This decrease was primarily the result of lower personnel and personnel-related expenses, associated with the large number of upfront payments made during the quarter ended October 31, 2006 from the hiring of management and administrative that was necessary to initiate the company’s product development and operations. The decrease in this category was partially offset by increases in direct costs for product
Development, legal costs, and other items as discussed below:

(1)
Legal - The Company expenses for the three months ended October 31, 2007, which represents the bulk of what we have expended since inception, represented expenses from a number of filings that were the result of our research activities over a several month period. We expect this amount to increase as a result of engineering and research effort.

(2)
Salaries and Benefits - We have employment contracts in place for approximately $590,000 per year (plus benefits and taxes), most of which were put into place in June and July, 2006. See “Employment Agreements”.

(3)
Consulting - We have a fixed commitment of $378,000 per year as of July 10, 2007, however, many of these contracts are short in duration and vary from project to project, but are increasing as the Company expands into solid state lighting.

(4)
Noncash Salaries and Consulting - In addition to the upfront payments that were recognized over the three-month period from July 2006 to October 2006 (based on the signing date of the related contact - See “Employment Agreements”), we presently have a commitment of 851,250 shares per quarter, although the issuances are subject to service dates that are not necessarily quarterly.

(5)
Public Entity Costs consist of payments to Attorneys for work on 8-k filings ($50,000 total commitment plus extras) and private placements, auditors for annual audits ($25,000 per year) and quarterly reviews ($5,000 per quarter), transfer agent fees, and all expenses incurred of this a similar nature. We anticipate those costs to rise in the coming 12 months both due to an expected increase in the size and complexity of the Company and a need to pursue additional capital.

(6)
Internet Website costs have been approximately $10,000 for the quarter ended October 31, 2006 as we have not had product in the market place. We anticipate this to change as we begin to sell product. (See “Products of the Company” for a description of the status of our products.)

(7)
Investor Relations - costs to date in this category are considered nominal, however, we do expect to expend $100,000 in the next twelve months for reputation building through local media (and national if possible), local sponsorships, professional organizations, an open house and product demonstrations, consulting/advice, shareholder communications and similar activities.

(8)
Facilities Costs - In addition to rent (See “Description of Property” and “Certain Relationships and Related Transactions”), we include all communications costs, computer costs, insurance, utilities and other costs related to our physical facilities in this category, which we believe will rise as we increase the size of our Company.

(9)
Other Operating Expenses consist of travel, miscellaneous costs, bank charges, and other similar costs, which we believe will rise as we add additional personnel, particularly sales persons who may incur more travel than the current employees and consultants who tend to be engineering-oriented.

We anticipate that during the next twelve months our general and administrative expenses will be approximately $5,233,000 (see detail in the chart below), although some expenses may not be incurred if we are not successful in selling our products.

Research and Development Expenses
Research and development expenses in the past primarily consist of labor costs, material costs and facilities. We had maintained an in-house research depart that principally has surveyed the current research field for designing an overall program and made optical improvements for the lens of our Solid State Lighting and Solar programs. However, during the Quarter ending October 31, 2007, the Company entered into a research contract with EPIR Technologies, Inc. which most of research will be predominately outsourced for the next couple of years. We expense our research and development costs as incurred. Research and Development expenses were $1,599,403 (which included $600,000 of share-based compensation, for the three month period ending October 31, 2007 and 2006 (see “Overview” and “Products” for a more complete description of the Company’s plans in this area). Research and Development was $127,689 for the quarter ended October 31, 2007 (which predominately consisted of $20,000 of share-based compensation, see “Share-Based Compensation Expense for details regarding the stock issuances in this area, salaries of $68,205, and consultant costs of $30,000).

Other Income and Expense

Interest income for the three months ended October 31, 2007 was $32,344 compared to $47,577 for the period from inception (November 30, 2005) July 31, 2006. This was due to the expenditure of funds accumulated from private placements raised prior to October 31, 2006.

Year ending July 31, 2007 compared to Period from inception (November 9, 2005) to July 31, 2006:

	For the	For the
	Year	Period*	Increase
	Ended	Ended	(Decrease)
	July 31,	July 31,	%
	2007	2006

Revenues	$-	$-	0%

Selling, general and administrative	4,542,742	1,214,170	274%

Product Development - Solar (7)	164,894	39,861	314%
Product Development - Lighting	44,771		n/a

Legal (1)	39,465	21,664	82%
Salaries (including benefits & taxes) (2)	791,207	102,833	669%
Consulting (3)	211,266	10,000	2013%
Noncash Salaries and Consulting (4)	3,134,071	845,000	271%
Sales & Marketing	1,500	-	n/a
Public Entity Cost (5)	62,689	35,709	76%
Internet Website	8,317	-	n/a
Investor Relations	-	-	n/a
Facilities Cost (6)	141,492	37,948	273%
Other Operating expenses	152,735	161,016	-5%

Research	374,331	57,751	548%

Headcount:
Employees	9	8	13%
Consultant	15	11	36%

Cash flows used in Operations	$1,532,806	$169,810	803%

Capital Expenditures	$158,986	$35,034	354%

Equity Raised	$788,541	$4,565,824

Cash at end of period	$3,457,729	$4,360,980

*The period from inception (November 9, 2005) to July 31, 2006 does not provide a full year comparison.

Revenues
We currently do not have revenues. See “overview” above for a discussion of the company’s expectations regarding revenue.

Expenses

General and Administrative Expenses
During the year ended July 31, 2007, our selling, general and administrative (“SG&A”) expenses increased to $4,542,742 from $1,214,170 for the period from inception (November 9, 2005) to July 31, 2006. This increase was primarily the result of higher personnel and personnel-related expenses, associated with the increase in management and administrative headcount that was necessary to initiate the company’s product development and operations. SG&A for the year ended July 31, 2007 also included non-cash expense related to stock compensation of approximately $180,000 compared to similar expenses of $-0- for the period from inception (November 9, 2005) to July 31, 2006.

Below is additional information to better explain the major percentage increases in the various categories.

(1)	Legal - The Company expenses for the year ended July 31, 2007, increased over the period from inception increased mostly due to a number of filings that were the result of our research activities.

(2)
Salaries and Benefits - We have employment contracts in place for approximately $665,000 per year (not including benefits and taxes), most of which were put into place in June and July, 2006. See “Employment Agreements”.

(3)	Consulting - We have a fixed commitment of $378,000 per year as of July 10, 2007, however, many of these contracts are short in duration and vary from project to project.

(4)
Noncash Salaries and Consulting - In addition to the upfront payments that were recognized over the year ending July 31, 2007 (based on the signing date of the related contact - See “Employment Agreements”), we presently have a commitment of 1,148,750 shares per quarter, although the issuances are subject to service dates that are not necessarily quarterly.

(5)
Public Entity Costs consist of payments to Attorneys for work on 8-k filings ($50,000 total commitment plus extras) and private placements, auditors for annual audits ($25,000 per year) and quarterly reviews ($5,000 per quarter), transfer agent fees, and all expenses incurred of this a similar nature..

(6)
Facilities Costs - In addition to rent (See “Description of Property” and “Certain Relationships and Related Transactions”), we include all communications costs, computer costs, insurance, utilities and other costs related to our physical facilities in this category, which we believe will rise as we increase the size of our Company. Increases in Personnel necessitated a move to a larger facility in October 2006.

(7)
Product Development – Solar Represents the continued efforts to improve the product designs as we move towards marketability (see “Products of the Company”) for a detailed discussion of the underlying issues and progress in this area.

Research and Development Expenses
Research and Development expenses primarily consist of labor costs, material costs and facilities. We expense our research and development costs as incurred. Research and Development expenses were $374,331 (substantially all of which was salaries of employees, consultants, and related share-based compensation, for the year ending July 31, 2007 and compared to $57,751 for the period from inception (November 9, 2005) to July 31, 2006 (see “Overview” and “Products” for a more complete description of the Company’s work in this area).

Other Income and Expense

Interest income for the year ended July 31, 2007 was $190,480 compared to $42,521 for the period from inception (November 30, 2005) July 31, 2006. This was due to the accumulation of cash from private placements raised prior to July 31, 2006

Critical Accounting Policies
Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements are critical to an understanding of our financials. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgment and other uncertainties affecting the application of such policies, (iii) the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements:

Revenue Recognition

Our policy is to recognize revenue from sales when products are delivered and title has passed to our customers. We intend for a majority of our contracts to provide that products are shipped “CIF destination,” or cost-insurance-freight destination. Accordingly, we must receive written evidence that the products have been delivered to and accepted by the customer prior to recognizing revenue. We may enter into agreements that provide for settlement through document-against-payment, or D/ P method, whereby we present shipping documents to our bank and our bank forwards the shipping documents along with a collection notice to the customer’s bank, which then sends a collection notice to the customer. The customer makes payment upon receiving the notice and takes possession of the products only after payment. Our plan is for a majority of our sales to domestic customers to require customers to prepay before delivery is made. Such prepayments will be recorded in our financial statements as advances from customers, until delivery has occurred.

We plan to make arrangements with certain distributors for sales on their own account, or through arrangements with us, to direct shipments to specified customers. Under either arrangement, the distributor pays us for products based on pre-arranged price lists which are subject to periodic updates. Our payment arrangements with distributors should provide for either down payment upon delivery to the warehouse or payment terms of up to two (2) months if collateralized by bank letters of credit. We may also offer a 1.0% discount to certain distributors if payment is made upon delivery to the warehouse. The agreements with distributors contain our customary product warranties and contain no other post-shipment obligations or any return or credit provisions. We will recognize revenues for solar integration services upon completion of the integration project (where contracts are typically several weeks in duration) primarily because we do not plan to be vendor specific and objective evidence to allow for separating various components of the solar systems integration contracts into separate units for accounting. We only recognize revenues when our prices are fixed or determinable, and collectability is reasonably assured.

Impairment of Long-lived Assets

We evaluate our long-lived assets and finite life intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, we measure impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we recognize an impairment loss based on the fair value of the assets. We have not had any impairments since inception.

Inflation

Since our inception, inflation has not materially impacted our results of operations.

Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

Our exposure to interest rate risk primarily relates to potential interest expenses incurred by short-term and long-term bank borrowings, as well as interest income generated by excess cash invested in demand deposits and liquid investments with original maturities of year or less. Such interest-earning instruments carry a degree of interest rate risk. We plan to not use any derivative financial instruments to manage our interest risk exposure. We plan to not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest expense may increase due to changes in market interest rates.

  Share-based Compensation Expenses

The Board of Directors has authorized the issuance of 125,000,000 stock options to Carl L. Smith, our chief executive officer. The Company measures compensation for these plans under APB Opinion No. 25. No compensation cost has been recognized as all options were granted at or below the fair market value of the underlying stock at the date of grant. Had compensation expense for these plans been determined consistent with SFAS No. 123 (r), the Company's net loss and net loss per share for the period from inception (November 9, 2005) to July 31, 2006 would be $(18,996,986) and $(0.03). The fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used: risk-free interest rates of 6%, expected volatility of 51% and expected lives of 15 years. No dividends were assumed in the calculations.

Recent Accounting Pronouncements

For the period from inception (November 9, 2005) through July 31. 2006, the Company has adopted SFAS No. 123, “Accounting for Stock Based Compensation”. SFAS No, 123 allows the Company to adopt a fair value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting required by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company has also adopted the disclosure provisions of SFAS No, 148, “Accounting for Stock Based Compensation—Transition and Disclosure”. This pronouncement requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used (In reporting results. The Company has adopted SFAS No, I 23R, “Accounting for Stock Based Compensation—Revised” for the fiscal year ending July 31, 2007.

In December 2005, the FASB issued SFAS No, 153. “Exchanges of Nonmonetary Assets— an Amendment of APB Opinion No. 29,” on SFAS 153. SFAS 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 has not had a material effect (In our financial position on results of operations.

The Financial Accounting Standards Board has issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No, 156 “Accounting for Servicing of Financial Assets”, but they have not had any relationship to the operations of the Company. Therefore a description and its impact for each (On the Company’s operations and financial position have not been disclosed.

SFAS 159 - ‘The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statements No. 115’

In February 2007, the FASB issued Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 on FAS 159. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option.

The following are eligible items for the measurement option established by this Statement:

1.	Recognized financial assets and financial liabilities except:

a.	An investment in a subsidiary that the entity is required to consolidate

b.	An interest in a variable interest entity that the entity is required to consolidate

c.
Employers’ and plans’ obligations (on assets representing net oven funded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock (Option and stock purchase plans. and other forms of deferred compensation arrangements.

d.	Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, Accounting for Leases.

e.	Deposit liabilities. withdrawable on demand, of banks. savings and loan associations, credit unions, and other similar depository institutions

f.
Financial instruments that are, in whole on in part. classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

2.	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments

3.	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services

4.	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option:

I.	Maybe applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method

2.	Is irrevocable (unless a new election date occurs)

3.	Is applied only to entire instruments and not to portions of instruments.

The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. We have not yet determined what effect. if any, adoption of this Statement will have on our financial position or results of operations.

In September 2006, the FASB issued Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos. 87, 88, 106, and 132 (R). or FAS 158. This Statement requires an employer that is a business entity and sponsors one on more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (h) recognize, as a component of other comprehensive income, net of tax, the gains on losses and prior service costs on credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions, on FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions; (c) measure defined benefit plan assets and obligations as of the date of the employer’ s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. Since we do not provide a retirement plan for any of our personnel. This statement is not expected to have a significant effect on our financial statements.

 SFAS 157- ‘Fair Value Measurements’

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This standard establishes a standard delimitation for fair value establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. Adoption of this statement is not expected to have any material effect on our financial position or results of operations.

SAB 108 - ‘Considering the effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements’

In September 2006, the SEC issued Staff Accounting Bulletin No, 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides guidance on the consideration of the effects of prior year unadjusted errors in quantifying current year misstatements for the purpose of a materiality assessment. Adoption of this statement has not had any material effect on our financial position or results of operations.

FIN 48 - ‘Accounting for Uncertainty in Income Taxes’

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, an interpretation of SFAS No. 109. FIN 48 prescribes a comprehensive model for how companies should recognize. measure, present and disclose uncertain tax positions taken on expected to be taken on a tax return. Under FIN 48, we shall initially recognize tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. We shall initially and subsequently measure such tax positions as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements to include an annual tabular roll-forward of unrecognized tax benefits. We have adopted this interpretation as required in 2007. Adoption of this statement has not had any material effect or our financial position or results of operations.

SFAS 156 - ‘Accounting for Servicing of Financial Assets’

In March 2006, the FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement:

a.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

h.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

c.	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

d.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

e.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Adoption of this statement is not expected to have any material effect on our financial position or results of operations.

SFAS 155- ‘Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140’

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting For Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. Dl, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

h.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired on issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year. provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. Adoption of this statement is not expected to have any material effect on our financial position on results of operations.

Recently Adopted Accounting Standards

Effective August 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) requiring that compensation cost relating to share-based payment transactions be recognized in our financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). We adopted SFAS I 23R using the modified prospective method and, accordingly, did not restate prior periods to reflect the Pain value method of recognizing compensation cost. Under the modified prospective approach, SFAS 123R applies to new awards and to awards that were Outstanding on January 1, 2006 that are subsequently modified, repurchased on cancelled.

In March 2005, the Financial Accounting Standards Board (“FASB”) published FASB Interpretation No. 47, “Accounting For Asset Retirement Obligations.” This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (on) method of settlement are conditional on a future event that may on may not be within the control of the entity. The obligation to performing the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event, Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and (or) through the normal operation of the asset, Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists, Statement 143 acknowledges that in some eases, sufficient information may not be available to reasonably estimate the Pain value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation The provision is effective no later than the end of fiscal years ending after December 15, 2005 The Company adopted FIN 47 beginning the first quarter of the fiscal period ending July 31, 2006 and the adoption has not had a material impact on its financial position on results of operations on cash flows.

In May 2005, published FASB Statement No. 154, “Accounting Changes and Error Corrections,” This Statement replaces APB Opinion No, 20, Accounting Changes, and FASB Statement No, 3. Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement was effective for the Company beginning in our fiscal year ended July 31, 2007.

In September 2006, the FASB issued Financial Accounting Standard No, 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos, 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one on more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (b) recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs on credits that anise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions. or FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions; (c) measure defined benefit plan assets and obligations as of the date of the employer’ s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains on losses, prior service costs on credits, and transition assets or obligations. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. Adoption of this statement has not had a significant effect on our financial statements.

Off Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements and have not formed any special purposes entities.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors following completion of the acquisition.

Name	Age	Position
James Donahue	64	Director
Carl L. Smith, III	37	Director, Chief Executive Officer
Matthew Veal	48	Chief Financial Officer and Secretary
Robert H. Fugerer	48	President

Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

JAMES DONAHUE, DIRECTOR  Mr. Donahue has acted as our President, Chief Executive Officer, Secretary, Principal Accounting Officer and as a director since March 3, 2006.  For the past five years, he has been self-employed as a chartered accountant for James H. Donahue and Associates Inc.

CARL L. SMITH, III, CHIEF EXECUTIVE OFFICER AND DIRECTOR, Mr. Smith was appointed as a director and President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary of the Company effective at the Closing.  On December 5, 2007 Mr. Smith resigned as President, Chief Financial Officer, Secretary and Treasurer.

Carl L. Smith, III previously served as Chief Executive Officer and Chairman of the Board of Sun Energy Solar, Inc from November 2005 through November 2007.  Mr. Smith was the founder of Sun Energy Solar and the inventor of its technology.  From July 2001 until 2005, Mr. Smith founded and was a principal of Research Capital, a venture capital firm located in Sarasota, Florida.  Mr. Smith attended Appalachian State University in Boone, North Carolina.

MATTHEW VEAL, CHIEF FINANCIAL OFFICER AND SECRETARY.  Mr. Veal was appointed as our Chief Financial Officer and Secretary on December 5, 2007.  Mr. Veal  joined Sun Energy Solar in November 2005 as its controller and was appointed as Chief Financial Officer and Secretary of Sun Energy Solar, Inc from October 2007 through November 2007.  From 2004 until present, Mr. Veal has served on the board of Global Water Technologies, Inc.  (“Global Water).  He served as Global Water’s Chief Financial Officer from 2004 through 2006.  In the Summer of 2004, Mr. Veal was the acting controller for Infinium Labs, Inc. From 1996 until 2004, Mr. Veal was Chief Financial Officer of Tampa Bay Financial, Inc., a Florida-based venture capital firm. From 1990 until 1996, Mr. Veal served in several positions, including controller and Chief Financial Officer, for Teltronics Group, a Sarasota, Florida based telecom equipment manufacturer. Mr. Veal graduated from the Fisher School of Accounting at the University of Florida in 1980.

ROBERT H.  FUGERER, PRESIDENT.  Mr. Fugerer was appointed as our President on December 5, 2007.  He was a member of Sun Energy Solar’s board of directors from April 2006 to November 2007. From 2001 until 2006 Mr. Fugerer was a Field Applications Engineer for Arrow Engineering. Mr. Fugerer has a Bachelor degree in Engineering Science from Lipscomb University and Bachelor of Electrical Engineering degree from Vanderbilt University where he graduated Summa Cum Laude. Mr. Fugerer also has a Master of Science in Electrical Engineering from the University of Tennessee and Master of Science in Engineering Management from the University of Alabama.

COMMITTEES OF THE BOARD

We do not have a compensation committee. Our Board of directors serves as our Audit Committee.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards** ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compen- sation Earnings ($)	All other compen-sation ($)	Total ($)
James Donahue President, CEO, Secretary, Principal Accounting Officer March ’06 to Nov ‘07	2006 2007	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil
Carl L. Smith, III President, Nov ’07 to present; CEO, Secretary, Principal Accounting Officer, Nov’07- Dec ‘07	2006* 2007	nil nil	nil nil	nil 2,000,000	nil nil	nil nil	nil nil	nil nil	nil nil
Matthew Veal, Chief Financial Officer and Secretary, Dec ’07 - pesent	2006* 2007	$16,666 100,000	nil nil	920,000 1,000,000	nil nil	nil nil	nil nil	nil nil	nil nil
Robert H. Fugerer, President, Nov ’07 – present	2006* 2007	$8,233 $150,000	nil nil	1,000,000 2,500,000	nil nil	nil nil	nil nil	nil nil	nil nil
*Represents compensation paid as an officer of Sun Energy Solar, Inc.
**Represents awards of Sun Energy Solar common stock
OUTSTANDING EQUITY AWARDS

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James Donahue	nil	nil	nil	n/a	nil	nil	nil	nil
Carl L. Smith, III	125,000,000	nil	$0.40	(1)	nil	(1)	nil	nil
Matthew Veal	nil	nil	nil	n/a	nil	nil	nil	nil
Robert H. Fugerer	nil	nil	nil	n/a	nil	nil	nil	nil

(1)           Pursuant to a Stock Option Agreement dated as of December 21, 2005, the Company granted Mr. Smith an option to purchase 125,000,000 shares of the Company’s common stock at $.40 per share. The options vested immediately and is exercisable until it has been exercised in full. The common stock acquired upon the exercise of the option by Mr. Smith will be restricted and we are not required to file a registration statement under the Securities Act of 1933, as amended to register such shares of common stock. Pursuant to an amendment to the option agreement, Mr. Smith agreed to pledge 25% of all his rights under the stock option agreement to appropriate charitable foundations of his choosing. Provision 5 of the stock option agreement was deemed to be amended in order to enable Mr. Smith to make such a pledge.

DIRECTOR COMPENSATION

No director fees were paid in 2007.  We do not pay directors compensation for their service as directors.  We are in the process of developing a compensation policy for our directors.

Employment and Other Agreements

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until October 2006, we leased our principal office from Craca Properties LLC, a limited liability company 50% owned by Chief Executive Officer Carl L. Smith. In November, 2005, we signed a lease for this space. The lease ran on a month to month term at $3,000 per month plus all related taxes, costs and fees. On December 21, 2005, we acquired the patent rights (patent applied for) to No. 60/617,263 Titled Substrate with Light Display, applied for on September 2, 2005, from Sparx, Inc., a Florida corporation 100% owned by our Chief Executive Officer. In connection with this acquisition, we paid a royalty of 4.9% of gross sales. Sparx, Inc. had acquired the patent rights from Carl Smithand others.

As of November 9, 2005, founder, Carl L. Smith III, received 22,565,625 shares in return for a founding capital contribution of $34,500.53.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our company’s capital stock as of December 4, 2007, as to

• Each person known to beneficially own more than 5% of the Company’s common stock
• Each of our directors
• Each executive officer
• All directors and officers as a group

 Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Amount Beneficially Owned (2)	Percentage of Class(2)	Title of Class
James Donahue	0	*	Common
Carl L. Smith, III	27,116,250	41.12%	Common
Matthew Veal	480,000	*	Common
Robert H. Fugerer	875,000	1,33%	Common
All officers and directors as a group (4 persons)	28,471,250	43.25%

(1)              Except as otherwise indicated, the address of each beneficial owner is c/o  Acadia Resources,  Inc., 847 MacEwen Drive, Osprey, Florida 34229.

(2)               Applicable percentage ownership is based on 65,835,098 shares of common stock outstanding as of December 4, 2007.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of December 4, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

Acadia’s authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share.  Assuming all Sun Energy Shareholders participate in the Exchange, there will be 65,835,901 shares of Acadia’s common stock issued and outstanding that are held by approximately 305 stockholders of record and no shares of Preferred Stock.

Holders of Acadia’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Acadia’s common stock representing a majority of the voting power of Acadia’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of Acadia’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Acadia’s articles of incorporation.

Holders of Acadia’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Acadia’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Acadia’s common stock.

Cash dividends

We have not paid any cash dividends on our Common Stock or our preferred stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. Nonetheless, the holders of our Common Stock are entitled to dividends when and if declared by our board of directors from legally available funds.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are quoted for trading on the OTC Bulletin Board under symbol “AADI”.  However, there have not been any trades in our stock through the facilities of the OTC Bulletin Board since our initial quotation on May 24, 2007.
Holders

As of December 4, 2007, there were approximately 305 holders of record of the Company’s common stock.

Dividends

On December 4, 2007, the Board of Directors of the Company authorized a forward stock split, whereby each stockholder of record on December 11, 2007 will receive four shares of common stock for every share of common stock which they own.  The record date for the dividend shall be December 11, 2007 and the payment date shall be December 17, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended August 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	125,000,000	$0.40	-0-

Total	125,000,000	$0.40	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation and appointment of Director and Principal Officers

On November 16, 2007, in connection with the terms of the Stock Purchase agreement:

James Donahue resigned from the board of directors effective on the 10th day following the mailing to the stockholders of the Company of an information statement that complies with Rule 14f-1 of the Exchange Act and filing of the same with the Commission and Mr. Donahue resigned from the offices of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and any and all offices of the Company held by him effective as of the Closing.

Carl L. Smith, III was appointed as a director and President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary of the Company effective at the Closing.

Carl L. Smith, III previously served as Chief Executive Officer and Chairman of the Board of Sun Energy Solar, Inc.  Mr. Smith was the founder of Sun Energy Solar and the inventor of its technology.  From July 2001 until 2005, Mr. Smith founded and was a principal of Research Capital, a venture capital firm located in Sarasota, Florida.  Mr. Smith attended Appalachian State University in Boone, North Carolina.

On December 5, 2007, Mr. Smith resigned as President, Chief Financial Officer, Treasurer and Secretary.  In order to fill the vacancy created by Mr. Smith’s resignation the Board of Directors appointed Matthew Veal as Chief Financial Officer and Secretary and Robert H. Fugerer as President.

Mr. Veal previously served as Chief Financial Officer and Secretary of Sun Energy Solar, Inc from October 2007 through November 2007.  From 2004 until present, Mr. Veal has served on the board of Global Water Technologies, Inc.  (“Global Water).  He served as Global Water’s Chief Financial Officer from 2004 through 2006.  In the Summer of 2004, Mr. Veal was the acting controller for Infinium Labs, Inc. From 1996 until 2004, Mr. Veal was Chief Financial Officer of Tampa Bay Financial, Inc., a Florida-based venture capital firm. From 1990 until 1996, Mr. Veal served in several positions, including controller and Chief Financial Officer, for Teltronics Group, a Sarasota, Florida based telecom equipment manufacturer. Mr. Veal graduated from the Fisher School of Accounting at the University of Florida in 1980.

Mr. Fugerer was a member of Sun Energy Solar’s board of directors from April 2006 to November 2007. From 2001 until 2006 Mr. Fugerer was a Field Applications Engineer for Arrow Engineering. Mr. Fugerer has a Bachelor degree in Engineering Science from Lipscomb University and Bachelor of Electrical Engineering degree from Vanderbilt University where he graduated Summa Cum Laude. Mr. Fugerer also has a Master of Science in Electrical Engineering from the University of Tennessee and Master of Science in Engineering Management from the

Item 5.06  Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits

Exhibit Number	Description
99.1	Audited Financial Statements for the year ended July 31, 2007 and 2006 of Sun Energy Solar, Inc.
99.2	Unaudited Interim Financial Statements for the period ended October 31, 2007 of Sun Energy Solar, Inc.
99.3	Unaudited Pro Forma Consolidated Financial Statements for the period ended October 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA RESOURCES, INC.

December 5, 2007	By:	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer